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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 9, 2010

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (03/10)

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Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 9, 2010, at the Annual Meeting of Stockholders of Arotech Corporation (the “Registrant”), the stockholders of the Registrant voted on the following proposals with the following results:

1. Expanding the size of the Board to eight, fixing the number of Class III directors at two, and fixing the number of Class II directors at three:
	Votes For	Votes Against	Abstentions	Shares Not Voting
	4,036,573	0	49,705	7,217,256

2. Election of Directors:
	Votes For	Votes Withheld	Abstentions	Shares Not Voting
Edward J. Borey (Class III)	4,036,288	49,990	0	0
Elliot Sloyer (Class III)	4,020,274	66,004	0	0
Arthur S. Leibowitz (Class II)	4,034,721	51,551	0	0
(Directors whose terms of office continued after the meeting were Robert S. Ehrlich, Steven Esses, Dr. Jay M. Eastman, Prof. Seymour Jones, and Michael Marrus)

3. Ratifying the appointment of BDO Seidman LLP as the Company’s independent accountants for the fiscal year ending December 31, 2010:
	Votes For	Votes Against	Abstentions	Shares Not Voting
	11,237,107	39,506	26,921	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2010	AROTECH CORPORATION
(Registrant)
/s/ Robert S. Ehrlich
	Name:	Robert S. Ehrlich
	Title:	Chairman and CEO

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